Exhibit 99.1

Semiannual Servicer’s Certificate

CenterPoint Energy Transition Bond Company II, LLC

$1,851,000,000 Series A Transition Bonds

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of December 16, 2005, between CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company II, LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: July 31, 2018 through January 30, 2019

Payment Date: February 1, 2019

Today’s Date: January 30, 2019

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i.	Remittances for the July 31, 2018 Collection Period	813,562.78
ii.	Remittances for the August 1 through 31, 2018 Collection Period	21,154,888.50
iii.	Remittances for the September 1 through 30, 2018 Collection Period	19,662,608.46
iv.	Remittances for the October 1 through 31, 2018 Collection Period	21,622,067.99
v.	Remittances for the November 1 through 30, 2018 Collection Period	18,182,647.10
vi.	Remittances for the December 1 through 31, 2018 Collection Period	12,967,430.77
vii.	Remittances for the January 1 through 30, 2019 Collection Period	14,142,148.45
viii.	Net Earnings on Collection Account		[7/1/18 through 12/31/18]
	General Subaccount	576,018.60
	Capital Subaccount	93,659.31
	Excess Funds Subaccount	292,897.64

ix.	General Subaccount Balance (sum of i through viii above)	109,507,929.60

x.	Excess Funds Subaccount Balance as of Prior Payment Date	28,167,932.23
xi.	Capital Subaccount Balance as of Prior Payment Date (1)	9,322,841.38

xii.	Collection Account Balance (sum of ix through xi above)	146,998,703.21

	(1) Net of unreleased earnings shown in 1.viii.

2. Outstanding Amounts as of Prior Payment Date:
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	0.00
iii.	Tranche A-3 Principal Balance	0.00
iv.	Tranche A-4 Principal Balance	0.00
v.	Tranche A-5 Principal Balance	207,644,275.00

vi.	Aggregate Principal Balance of all Series A Transition Bonds	207,644,275.00

3. Required Funding/Payments as of Current Payment Date:

	Series A Principal	Projected Principal Balance	Semiannual Principal Due
i.	Tranche A-1	0.00	0.00
ii.	Tranche A-2	0.00	0.00
iii.	Tranche A-3	0.00	0.00
iv.	Tranche A-4	0.00	0.00
v.	Tranche A-5	94,860,410.00	112,783,865.00

vi.	For all Series A Transition Bonds	94,860,410.00	112,783,865.00

		Transition Bond Interest Rate	Days in Interest Period (2)	Interest Due
vii.	Required Tranche A-1 Interest	4.840%	180	0.00
viii.	Required Tranche A-2 Interest	4.970%	180	0.00
ix.	Required Tranche A-3 Interest	5.090%	180	0.00
x.	Required Tranche A-4 Interest	5.170%	180	0.00
xi.	Required Tranche A-5 Interest	5.302%	180	5,504,649.73
	(2) On 30/360 Day basis.

		Required Level	Funding Required
xii.	Capital Subaccount	9,255,000.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Trustee Fees and Expenses	0.00
ii.	Servicing Fee	462,750.00 (3)
iii.	Administration Fee and Independent Managers Fee	52,500.00 (4)
iv.	Operating Expenses	82,885.13 (5)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

	Series A	Aggregate	Per 1,000 of Original Principal Amount
	1. Tranche A-1 Interest Payment	0.00	0.00
	2. Tranche A-2 Interest Payment	0.00	0.00
	3. Tranche A-3 Interest Payment	0.00	0.00
	4. Tranche A-4 Interest Payment	0.00	0.00
	5. Tranche A-5 Interest Payment	5,504,649.73	11.91
vi.	Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date

	Series A	Aggregate	Per 1,000 of Original Principal Amount
	1. Tranche A-1 Principal Payment	0.00	0.00
	2. Tranche A-2 Principal Payment	0.00	0.00
	3. Tranche A-3 Principal Payment	0.00	0.00
	4. Tranche A-4 Principal Payment	0.00	0.00
	5. Tranche A-5 Principal Payment	0.00	0.00
	(C) Principal Scheduled to be Paid on Current Payment Date

	Series A	Aggregate	Per 1,000 of Original Principal Amount
	1. Tranche A-1 Principal Payment	0.00	0.00
	2. Tranche A-2 Principal Payment	0.00	0.00
	3. Tranche A-3 Principal Payment	0.00	0.00
	4. Tranche A-4 Principal Payment	0.00	0.00
	5. Tranche A-5 Principal Payment	112,783,865.00	244.12
vii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
viii.	Operating Expenses not Paid under Clause (iv) above	0.00
ix.	Funding of Capital Subaccount	0.00
x.	Net Earnings in Capital Subaccount Released to Issuer	0.00
xi.	Deposit to Excess Funds Subaccount	-9,765,277.21
xii.	Released to Issuer upon Series Retirement: Collection Account	0.00

xiii.	Aggregate Remittances as of Current Payment Date	109,121,372.65

	(3) Servicing fee: $1,851,000,000 x 0.05% x 180/360 = $462,750.00
	(4) Administration fee: $100,000 x 180/360 = $50,000.00; Independent Managers fee: $2,500.00

(5) Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($0), printer ($605.00), independent public accountant ($51,275.00), rating agency ($7,500.00) and L/C issuing bank ($23,505.13)

5. Subaccount Withdrawals as of Current Payment Date
(if applicable, pursuant to Section 8.02(d) of Indenture):
i.	Excess Funds Subaccount (available for 4.i. through 4.ix.)	9,765,277.21

ii.	Capital Subaccount (available for 4.i. through 4.viii.)	0.00

iii.	Total Withdrawals	9,765,277.21

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

	Series A
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	0.00
iii.	Tranche A-3 Principal Balance	0.00
iv.	Tranche A-4 Principal Balance	0.00
v.	Tranche A-5 Principal Balance	94,860,410.00

vi.	Aggregate Principal Balance for all Series A Transition Bonds	94,860,410.00

vii.	Excess Funds Subaccount Balance	18,695,552.66
viii.	Capital Subaccount Balance	9,416,500.69

ix.	Aggregate Collection Account Balance	28,112,053.35

7. Shortfalls In Interest and Principal Payments as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):
i.	Semiannual Interest
	Series A
	1. Tranche A-1 Bond Interest Payment	0.00
	2. Tranche A-2 Bond Interest Payment	0.00
	3. Tranche A-3 Bond Interest Payment	0.00
	4. Tranche A-4 Bond Interest Payment	0.00
	5. Tranche A-5 Bond Interest Payment	0.00
ii.	Semiannual Principal
	Series A
	1. Tranche A-1 Principal Payment	0.00
	2. Tranche A-2 Principal Payment	0.00
	3. Tranche A-3 Principal Payment	0.00
	4. Tranche A-4 Principal Payment	0.00
	5. Tranche A-5 Principal Payment	0.00

8. Shortfall in Required Subaccount Level as of Current Payment Date
i.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 30th day of January, 2019.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by:	/s/ Robert B. McRae
Robert B. McRae
Assistant Treasurer